                                                                   EXHIBIT 10.2

                            SHAREHOLDERS AGREEMENT

          AGREEMENT dated December 11, 1998, among GENERAL MOTORS
CORPORATION, a Delaware corporation ("GM"), HUGHES ELECTRONICS CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of GM ("HUGHES"), HBI, a Minnesota corporation, Stanley S. Hubbard, Stanley E. Hubbard and Robert W. Hubbard (each a "SHAREHOLDER," and collectively, the
"SHAREHOLDERS").

                              W I T N E S S E T H:

     WHEREAS, concurrently herewith, GM, Hughes and United States Satellite Broadcasting Company, Inc., a Minnesota corporation (the "COMPANY"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "MERGER AGREEMENT"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which the Company will be merged with and into Hughes and Hughes shall continue as the surviving corporation (the "MERGER");

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, GM and Hughes have required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1.  DEFINITIONS.  For purposes of this Agreement:

          (a) "COMPANY COMMON STOCK" shall mean at any time, collectively, the Common Stock, par value $.0001 per share (the "COMMON STOCK") and the Class A Common Stock, par value $.0001 per share (the "CLASS A COMMON STOCK"), of the Company. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "COMPANY COMMON STOCK" shall be deemed to refer to and include all such stock dividends and distributions and any shares into which or for which any or all of the shares of Company Common Stock may be changed or exchanged.

          (b) "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (c) "BENEFICIALLY OWN" or "BENEFICIAL OWNERSHIP" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act.

     2. PROVISIONS CONCERNING COMPANY COMMON STOCK. Each Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Shareholder shall vote (or cause to be voted) the shares of Company Common Stock set forth opposite such Shareholder's name on Schedule I hereto under the caption "Option Shares" (collectively, and subject to the last sentence of this Section 2, the "OPTION SHARES"), (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Hughes, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the persons who constitute the board of directors of the Company; (D) any change in the present capitalization of the Company, any mandatory conversion of the Common Stock into Class A Common Stock, or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Shareholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 2. The number of Option Shares shall be reduced or increased after the date hereof to a number of shares which represent 19.9% of the voting power of the issued and outstanding shares of capital stock of the Company.

     3. OPTIONS. In order to induce GM and Hughes to enter into the Merger Agreement, each of the Shareholders hereby grants to Hughes an irrevocable option (each, a "STOCK OPTION" and collectively, the "STOCK OPTIONS") to purchase the Option Shares at a purchase price per share equal to the Share Value, payable in cash (the "PURCHASE PRICE"). The Share Value shall be computed in the manner provided by the Merger Agreement, except that the date on which the Stock Options become exercisable pursuant to this Section 3 shall be substituted for the "Closing Date" under the Merger Agreement for the purposes of such computation. If the Merger Agreement is terminated pursuant to Section 7.1(e), but only if the basis for such termination is the Company's breach of Section 5.8 of the Merger Agreement, or Section 7.1(f) thereof, or any Shareholder materially breaches any agreement contained in this Agreement, the Stock Options


                               Exhibit 10.2-2
shall, in any such case, become immediately exercisable with respect to all Shareholders, in whole or in part, at any time and from time to time upon such termination or upon GM and Hughes being informed of such breach, as the case may be, and until the date which is 120 days after the date of such termination or the date on which GM and Hughes are informed of such breach, as the case may be, PROVIDED, that if at the expiration of such 120-day period the Stock Options cannot be exercised by reason of any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Options pursuant to this Agreement, or because all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), required for the purchase of the Option Shares upon such exercise shall not have expired or been waived, the Stock Options shall be exercisable until 10 business days after the later of the date on which such impediment to exercise shall have been removed or shall have become final and not subject to appeal. In the event that Hughes wishes to exercise the Stock Options, Hughes shall send a written notice (the "NOTICE") to the Shareholders identifying the place and date (not less than two business days from the date of the Notice) for the closing of such purchase. At such closing, Hughes shall receive certificates for the Option Shares, duly endorsed for transfer, and shall make payment therefor by wire transfer of immediately available funds.

     4.   OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE
SHAREHOLDERS. Each Shareholder hereby covenants, represents and warrants to each of GM and Hughes as follows:

          (a) OWNERSHIP OF SHARES. Such Shareholder is the record holder of or Beneficially Owns the number of Shares of Common Stock and Class A Common Stock, respectively, set forth opposite such Shareholder's name on SCHEDULE I hereto. On the date hereof, the shares set forth opposite such Shareholder's name on Schedule I hereto constitute all of the Shares owned of record or Beneficially Owned by such Shareholder. Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to exercise dissenters' rights and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the Shares of Common Stock and Class A Common Stock, respectively, set forth opposite such Shareholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) POWER; BINDING AGREEMENT. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. the execution, delivery and performance of this Agreement by such Shareholder will not violate any other Agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. In addition, if such Shareholder is a corporation, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors and stockholders of such Shareholder, and
(ii) do not and will not violate any provision of the certificate or articles of incorporation or by-laws of such Shareholder. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust


                               Exhibit 10.2-3
of which such shareholder is trustee whose consent is required for the execution and delivery of this agreement or the consummation by such shareholder of the transactions contemplated hereby. if such shareholder is married and such shareholder's shares constitute community property, this agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such shareholder's spouse, enforceable against such person in accordance with its terms.

          (c) NO CONFLICTS. Except for filings, permits, authorizations, consents and approvals under the HSR Act and the Communications Act, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to such Shareholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

          (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated hereby, such Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder in favor of GM.

          (e) NO FINDER'S FEES. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

          (f) NO SOLICITATION. No Shareholder shall, in his or its capacity as such, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Hughes or any affiliate of Hughes) with respect to the Company that constitutes an Acquisition Proposal. If any Shareholder receives any such inquiry or proposal, then such Shareholder shall promptly inform Hughes of the existence thereof. Each Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                               Exhibit 10.2-4

          (g) RESTRICTION ON TRANSFER OF SHARES, PROXIES AND NON-INTERFERENCE. Beginning on the date hereof and ending on the last date the Stock Options are exercisable pursuant to Section 3 hereof, except as contemplated by this Agreement or the Merger Agreement, no Shareholder shall, directly or indirectly,
(i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholder's Option Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Option Shares into a voting trust or enter into a voting agreement with respect to any Option Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement. Each Shareholder agrees with, and covenants to, Hughes that beginning on the date hereof and ending on the last date the stock options are exercisable pursuant to
Section 3 hereof, such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's option shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 2 hereof).

          (h) RESTRICTION ON TRANSFER OF ACQUIROR STOCK. Each Shareholder understands that such Shareholder may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and that the transfer of the shares of Acquiror Stock acquired by such Shareholder in the Merger may only be made as permitted by, and in accordance with, Rule 145 or any other applicable exemption from registration under the Securities Act. In addition, each Shareholder covenants to GM and Hughes that such Shareholder, in connection with any underwritten offering of Acquiror Stock occurring within two years of the Effective Time, will sign a customary "lock-up" agreement restricting the transfer of the shares of acquiror stock held by it during the pendency of such offering; PROVIDED that such Shareholder shall not be required to agree to any transfer restrictions more burdensome than those to which GM or its Affiliates agree in connection with such offering.

          (i) WAIVER OF DISSENTERS' RIGHTS. Each Shareholder hereby waives any rights to dissent from the Merger that such Shareholder may have under Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the "MBCA"). Each Shareholder acknowledges that such Shareholder has received from counsel to the Company a copy of Sections 302A.471 and 302A.473 of the MBCA relating to dissenters' rights and a summary of those Sections.

          (j) RELIANCE BY GM AND HUGHES. Each Shareholder understands and acknowledges that GM and Hughes are entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

     5. OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES OF GM AND HUGHES. GM and Hughes hereby covenant, represent and warrant to each Shareholder as follows:


                               Exhibit 10.2-5

          (a) POWER; BINDING AGREEMENT. Each of GM and Hughes has the legal capacity, power and authority to enter into and perform all of such party's obligations under this Agreement. The execution, delivery and performance of this Agreement by GM and Hughes will not violate any other material agreement to which GM or Hughes is a party. In addition, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby
(i) have been duly authorized by the board of directors and stockholders of GM and Hughes, and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of GM or Hughes. This Agreement has been duly and validly executed and delivered by each of GM and Hughes and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

          (b) ADDITIONAL AGREEMENTS. On or prior to the Closing Date, Hughes shall, or shall cause DIRECTV to, enter into the following agreements with HBI: (i) a Programming Agreement, substantially in the form of EXHIBIT A hereto, (ii) an Asset Option Agreement, substantially in the form of EXHIBIT B hereto (iii) a Trademark/Trade Name Option Agreement, substantially in the form of EXHIBIT C hereto and (iv) an Affiliation Agreement, substantially in the form of EXHIBIT D hereto. In addition, Hughes and DIRECTV agree that they will, when discussing the history of the direct broadcast industry in public announcements, fairly acknowledge, as relevant and appropriate, the role of the Hubbard family in the development of the industry.

     6. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     7. TERMINATION; EXPENSES AND FEE. (a) The covenants and agreements contained herein with respect to the Shares shall terminate (i) in the event the Merger Agreement is terminated in accordance with its terms, upon such termination, except that the provisions of Section 3 hereof shall survive any such termination and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4(h) hereof shall survive any such termination, PROVIDED, in each case, that the provisions of
Section 10 hereof and the last sentence of Section 5(b) hereof shall survive any termination of this Agreement, and PROVIDED, FURTHER, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

          (a) Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, in the event the Merger Agreement is terminated by Hughes pursuant to Section 7.1(f) thereof, HBI shall pay to Hughes, within one week of such termination, $50 million in immediately available funds to an account designated by Hughes on the date of such termination.

     8. SHAREHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Shareholder signs


                               Exhibit 10.2-6
solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Shares.

     9. SOPHISTICATION. Each Shareholder acknowledges that such Shareholder is an informed and sophisticated investor and, together with such Shareholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable such Shareholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

     10. CONFIDENTIALITY. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such party's counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party's counsel advises are necessary in order to fulfill such party's obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

     11.  MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement, the Merger Agreement, the agreements referred to in Section 5(b) hereof and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) CERTAIN EVENTS. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Shareholder's heirs, guardians, administrators or successors, PROVIDED, that following the Effective Time or termination of the Merger Agreement, this Agreement shall not be binding on any purchaser of Shares in an open market transaction. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, PROVIDED, that GM or Hughes may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of GM, but no such assignment shall relieve GM or Hughes of its obligations hereunder if such assignee does not or cannot perform such obligations and, notwithstanding the foregoing, GM and Hughes shall remain liable for their obligations under Section 10 hereof.


                               Exhibit 10.2-7

          (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Shareholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; PROVIDED that SCHEDULE I hereto may be supplemented by GM by adding the name and other relevant information concerning any shareholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added shareholder shall be treated as a "Shareholder" for all purposes of this Agreement.

          (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:


     If to Shareholder:   At the addresses set forth on Schedule I hereto

     Copies to:           Hubbard Broadcasting, Inc.
                          3415 University Avenue
                          Saint Paul, Minnesota  55114
                          Attention:  David A. Jones, Esq.
                          Facsimile:  (612) 642-4302

     and Leonard, Street and Deinard Professional Association 150 South Fifth Street, Suite 2300
                          Minneapolis, Minnesota  55402
                          Attention:  Mark S. Weitz, Esq.
                          Facsimile:  (612) 335-1657

     If to GM or
     Hughes to:           General Motors Corporation
                          767 Fifth Avenue
                          New York, New York  10153
                          Attention:  Treasurer
                          Facsimile:  (212) 418-6253


     and:                 Hughes Electronics Corporation
                          200 North Sepulveda Boulevard
                          El Segundo, California  90245
                          Attention:  Roxanne S. Austin
                          Facsimile:  (310) 322-1841


                               Exhibit 10.2-8
     copy to:             Weil, Gotshal & Manges LLP
                          767 Fifth Avenue
                          New York, New York  10153
                          Attention:  Frederick S. Green, Esq.
                          Facsimile:  (212) 310-8007

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.


          (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.


                               Exhibit 10.2-9

          (l) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein); PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

          (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


                     [SIGNATURES BEGIN ON NEXT PAGE]


                               Exhibit 10.2-10

          IN WITNESS WHEREOF, GM, Hughes and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                         GENERAL MOTORS CORPORATION


                         By: /s/ Eric Feldstein
                             --------------------------------------------------
                             Name:  Eric Feldstein
                             Title: Treasurer


                         HUGHES ELECTRONICS CORPORATION


                         By: /s/ Charles H. Noski
                             --------------------------------------------------
                             Name:  Charles H. Noski
                             Title: President


                         HBI, INC.


                         By: /s/ Stanley S. Hubbard
                             --------------------------------------------------
                             Name: Stanley S. Hubbard
                             Title: Chairman


                         /s/ Stanley S. Hubbard
                         ------------------------------------------------------
                             Stanley S. Hubbard



                         /s/ Stanley E. Hubbard
                         ------------------------------------------------------
                            Stanley E. Hubbard



                         /s/ Robert W. Hubbard
                         ------------------------------------------------------
                            Robert W. Hubbard


                               Exhibit 10.2-11

                                 SCHEDULE 1 TO
                             SHAREHOLDERS AGREEMENT

                        RECORD AND BENEFICIAL OWNERSHIP


                                                     CLASS A                                       OPTION
NAME AND ADDRESS OF SHAREHOLDER                    COMMON STOCK        COMMON STOCK                SHARES
-------------------------------                    ------------        ------------                -------
1.   Hubbard Broadcasting Company, Inc.               5,715             46,051,225                12,688,841
3415 University Avenue
Saint Paul, Minnesota  55114

2.   Stanley S. Hubbard                               2,025                471,600
Hubbard Broadcasting Company, Inc.
3415 University Avenue
Saint Paul, Minnesota  55114

3.   Stanley E. Hubbard                               2,025                      0
Hubbard Broadcasting Company, Inc.
3415 University Avenue
Saint Paul, Minnesota  55114

4.   Robert W. Hubbard                                2,025                      0
Hubbard Broadcasting Company, Inc.
3415 University Avenue
Saint Paul, Minnesota  55114






                                Exhibit 10.2
                                Schedule 1-1